UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Santander Holdings USA, Inc. (the “Company”) will be delayed in the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the “Form 10-Q”) beyond its November 21, 2016 extended filing date.

As previously disclosed by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2016, the Company is in the process of restating the Company’s audited financial statements for the fiscal years ended December 31, 2015, 2014, and 2013, and the previously issued unaudited financial statements for the quarters ended March 31, 2016, 2015, and 2014, June 30, 2015 and 2014, and September 30, 2015 and 2014.

The Company was not able to complete all procedures and controls for the amended periodic reports relating to these periods, the June 30, 2016 report or the September 30, 2016 report. The September 30, 2016 report entails additional complexity due to the retrospective presentation for the eight additional subsidiaries the Company acquired July 1, 2016 to comply with the Federal Reserve’s final rule on foreign banking organizations known as Regulation YY, which required formation of an intermediate holding company as of July 1, 2016.

The Company expects to file amended periodic reports for the year ended December 31, 2015 and for the quarters ended March 31, June 30, and September 30, 2015 and March 31, 2016, as well as its Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016, as soon as possible.

The Company continues not to be in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Form 10-Q.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. Such statements include, but are not limited to, the Company’s statements regarding the anticipated timing of filing of its Quarterly Report on Form 10-Q. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q and our Quarterly Reports on Form 10-Q we file with the SEC. Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the timing and outcome of the pre-filing submission process with the SEC described in this Form 8-K; any further delay in the filing of the Form 10-Q; the suspension of our eligibility to use Form S-3 registration statements until we have timely filed our SEC periodic reports for a period of twelve months, which may increase the time and resources we need to expend if we choose to access the public capital markets; the impact on any previously-reported financial statements; additional uncertainties related to accounting issues generally and other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Form 8-K. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

/s/ Madhukar Dayal
Dated: November 21, 2016	Name: Madhukar Dayal
Title: Chief Financial Officer and Senior Executive Vice President